                                                                     EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


CXR Holdings, Inc. (Incorporated in Nevada)
Cox Radio - Miami, LLC (Incorporated in Delaware)
Cox Radio - Texas, LLC (Incorporated in Georgia)